UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 12, 2017
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2017, the Board of Directors (the “Board”) of Diamondback Energy, Inc. (the “Company”) approved certain changes to the cash and equity compensation of its non-employee directors as described in more detail below. Consistent with the Company’s prior practice, members of the Board who are also officers or employees of the Company do not receive compensation for their services as directors.

Cash Compensation

Effective as of July 1, 2017 (the “Effective Date”), the Board eliminated the fees payable to non-employee directors for each meeting of the Board or its committees attended in person or telephonically. The Board also increased the annual cash retainer for the Chairman of the Board from $47,500 to $200,000 and for the other non-employee directors from $47,500 to $65,000. Further, the Board adjusted the annual retainers for the chairperson of each of the Board’s committees, increasing the annual retainer for the Chairman of the Audit Committee from $15,000 to $20,000 and for the chairperson of all other committees from $10,000 to $15,000, leaving unchanged the annual retainer of $10,000 payable to non-chair members of the Audit Committee and the annual retainer of $5,000 payable to each non-chair member of the Board’s other committees. Consistent with the Company’s prior practice, cash compensation is payable to the Company’s non-employee directors in quarterly installments.

Equity Compensation

The Board also increased the annual equity compensation of the Company’s non-employee directors granted to them under the Company’s equity incentive plan. The value of such annual equity compensation, granted to non-employee directors in restricted stock units, was increased from $120,000 to $180,000, based on the average closing price per share of the Company’s common stock on The NASDAQ Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of restricted stock will be made to non-employee directors at the close of business on the date of each annual meeting of the Company’s stockholders, except that the 2017 equity grant was made on July 12, 2017, based on the average closing price per share of the Company’s common stock for the five trading days immediately preceding the Effective Date. The Board also adjusted the vesting schedule for the annual equity grant from a three-year vesting schedule to a one-year vesting schedule for equity awards granted after the Effective Date. As a result, the entire annual equity award granted to non-employee directors will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of the Company’s stockholders following the date of grant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	July 18, 2017
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Financial Officer